SECOND AMENDMENT TO LEASE
(Adding Additional Premises and Rooftop License)
THIS SECOND AMENDMENT TO LEASE (this "Amendment") is executed as of the 10th day of March, 2014 (the “Effective Date”), between SRI-WR ELLIOTT AVENUE LLC, a Delaware limited liability company (“Landlord”) and ZULILY, INC., a Delaware corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into a lease dated as of May 2, 2013, as amended by First Amendment to Lease dated as of November 21, 2013 (the “First Amendment”; said lease, as so amended, the “Lease”), pursuant to which Tenant leases from Landlord certain premises (the “Existing Premises”) in the building (the “Building”) located at 2601 Elliott Avenue, Seattle, Washington. Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease. A legal description of the Land is attached hereto as Exhibit C.
B.    Tenant has exercised its Expansion Option with respect to certain premises on the fourth (4th) floor of the Building pursuant to Section 10 of Exhibit F to the Lease, and Landlord and Tenant desire to amend the Lease to add such additional premises to the Lease on the terms and conditions contained herein.
C.    Tenant has exercised its Acceleration Option with respect to Increment 4 pursuant to Paragraph 7 of the First Amendment, and Landlord and Tenant desire to amend the Lease to take into account such exercise on the terms and conditions contained herein.
D.    Landlord and Tenant desire to further amend the Lease to (i) modify the respective Deletion Dates with respect to the portions of the Staging Premises located on the first (1st) and fourth (4th) floors of the Building, (ii) grant Tenant a license to use certain space on the roof of the Building, and (iii) otherwise modify the Lease, all on the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
1.    4th Floor Additional Premises; Term. Effective as of the 4th Floor Additional Premises Commencement Date (as defined below), and continuing through the balance of the Term, the space located on the fourth (4th) floor of the Building shown outlined on the attached Exhibit A-4 (the “4th Floor Additional Premises”) shall be added to the premises covered by the Lease. Commencing as of the 4th Floor Additional Premises Commencement Date, all references in the Lease to the “Premises” shall be deemed to include the 4th Floor Additional Premises. All terms, covenants and conditions of the Lease applicable to the Existing Premises shall apply to the 4th Floor Additional Premises, except as expressly set forth in this Amendment. Landlord and Tenant hereby stipulate for all purposes of the Lease that the 4th Floor Additional Premises (commonly known as “4 South”) contains 22,910 rentable square feet.
The “4th Floor Additional Premises Commencement Date” shall mean the date on which Landlord shall deliver the 4th Floor Additional Premises to Tenant in the condition required by Paragraph 2 below.
The scheduled 4th Floor Additional Premises Commencement Date is October 1, 2014. Landlord shall use reasonable efforts to deliver the 4th Floor Additional Premises to Tenant on the scheduled 4th Floor Additional Premises Commencement Date. If Landlord, for any reason whatsoever, is delayed in delivering possession of the 4th Floor Additional Premises to Tenant beyond the scheduled 4th Floor Additional Premises Commencement Date, neither this Amendment nor the Lease shall be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but as Tenant’s sole remedy (in addition to the next paragraph) the 4th Floor Additional Premises Rent Commencement Date shall be delayed by a corresponding number of days.
Notwithstanding the foregoing, as set forth in Section 10.C.4 of Exhibit F to the Lease, if Landlord shall not deliver the 4th Floor Additional Premises to Tenant within ninety (90) days of the scheduled 4th Floor Additional Premises Commencement Date, as such ninety (90) day period shall be extended for any delay due to Limited Force Majeure (as defined in Section 3 of the Lease), Tenant shall have the right to terminate its lease of the 4th Floor Additional Premises (only) by notice thereof to Landlord given within ten (10) Business Days after the expiration of such ninety (90) day period as so extended.
Upon either party’s request after the 4th Floor Additional Premises Commencement Date, the parties shall execute a letter in the form of Exhibit D to the Lease confirming the 4th Floor Additional Premises Commencement Date and 4th Floor Additional Premises Rent Commencement Date.

2.    Condition of 4th Floor Additional Premises; The 4th Floor Additional Premises Allowance.
a.    4th Floor Additional Premises As-Is; Tenant Improvements. Except as set forth in Sections 1.D. and 1.H.(vi) of the Work Letter (which the parties acknowledge shall be applicable to the 4th Floor Additional Premises), Landlord shall deliver the 4th Floor Additional Premises to Tenant in its as-is condition, and Landlord shall have no obligation to make or, except as provided below in Paragraph 2.b., pay for, any alterations, additions, improvements or renovations thereto to prepare the same for Tenant's occupancy.
b.    Allowance. The parties acknowledge that the Work Letter shall apply to the 4th Floor Additional Premises, except as expressly set forth in this Paragraph 2.b. and in Paragraph 2.a. above. The “Allowance” with respect to the 4th Floor Additional Premises shall be Forty-Five and 42/100 Dollars ($45.42) per rentable square foot of the 4th Floor Additional Premises (i.e., an aggregate amount of $1,040,572.20). Pursuant to clause (ii) of Section 1.F. of the Work Letter, in addition to the Allowance, and not as a deduction therefrom, Landlord shall reimburse Tenant up to Two and 50/100 Dollars ($2.50) per rentable square foot of the 4th Floor Additional Premises (i.e., an aggregate amount of $57,275.00) for the costs described in said Section. Clause (i) of Section 1.F. of the Work Letter shall not apply to the 4th Floor Additional Premises.
3.    Base Rent. Base Rent for the 4th Floor Additional Premises shall commence on January 1, 2015 (the “4th Floor Additional Premises Rent Commencement Date”) and shall continue thereafter as set forth on Schedule 1 attached hereto.
4.    Expenses and Taxes: Tenant’s Pro Rata Share. The parties acknowledge that Exhibit B to the Lease shall apply to the 4th Floor Additional Premises, and for such purposes Tenant’s Pro Rata Share shall be 6.74% with respect to the 4th Floor Additional Premises.
5.    Letter of Credit. To take into account Tenant’s lease of the 4th Floor Additional Premises, the Letter of Credit delivered by Tenant to Landlord pursuant to Sections 1.08 and 6 of the Lease shall be increased by the amount of $500,000.00 by an amendment thereto delivered to Landlord no later than ten (10) Business Days after the date of this Amendment, and the reductions in the amount of the Letter of Credit set forth in Section 6 of the Lease, as amended by Paragraph 5 of the First Amendment, shall be amended so that the reductions in the amount of $1,200,000.00 shall instead be reductions in the amount of $1,300,000.00, and the reduction in the amount of $1,800,000.00 shall instead be a reduction in the amount of $1,900,000.00.
6.    Acceleration of Increment 4. Tenant has exercised the Acceleration Option set forth in Paragraph 7 of the First Amendment separately as respects the portion of Increment 4 located on the first (1st) floor (“1 South”) and the portion of Increment 4 located on the fourth (4th) floor (“4 North”). Pursuant to such exercise by Tenant, (i) the Commencement Date of 1 South is hereby accelerated to June 1, 2014 and the Rent Commencement Date of 1 South is hereby accelerated to September 1, 2014, and (ii) the Commencement Date of 4 North is hereby accelerated to October 1, 2014 and the Rent Commencement Date of 4 North is hereby accelerated to January 1, 2015. Accordingly, (i) the Premises Table set forth in Section 1.02 of the Lease is hereby modified to read in its entirety as set forth below, (ii) the Base Rent for Increment 4 shall be amended as set forth on Schedule 1 attached hereto, (iii) Tenant’s Pro Rata Share for Increment 4 shall be amended as set forth on Schedule 2 attached hereto, and (iv) the Allowance with respect to 1 South, as set forth in Section I.B. of the Work Letter, is hereby increased to Forty-Seven and 08/100 Dollars ($47.08) per rentable square foot of 1 South (i.e., an aggregate amount of $897,344.80), (v) the Allowance with respect to 4 North is hereby increased to Forty-Five and 42/100 Dollars ($45.42) per rentable square foot of 4 North (i.e., an aggregate amount of $1,680,903.36), and (vi) pursuant to Paragraph 7 of the First Amendment and clause (ii) of Section 1.F. of the Work Letter, in addition to the Allowance, and not as a deduction therefrom, Landlord shall reimburse Tenant up to Two and 50/100 Dollars ($2.50) per rentable square foot of each increment of the Accelerated Increment 4 Space. For the convenience of the parties, (x) Schedule 1 attached hereto includes the entirety of Schedule 1 of the Lease as so amended, (y) Schedule 2 attached hereto includes the entirety of the table contained in Section 1.04 of the Lease as so amended, and (z) Schedule 3 attached hereto shows the entire Premises that will be leased by Tenant pursuant to the Lease as amended hereby if Tenant leases all space contemplated to be leased by Tenant thereunder.

Increment	Commencement Date	Rent Commencement Date	Floor(s)	Rentable Square Footage	Cumulative Rentable Square Footage

1	9/15/13	1/15/14	1 North 2 North 3 North	42,620 42,109 17,853	102,582
2	1/15/14	5/15/14	Ground	58,073	160,655
3	3/1/14	6/1/14	3 Center	19,353	180,008
4	6/1/14 10/1/14	9/1/14 1/1/15	1 South 4 North	19,060 37,008	199,068 236,076

If Landlord is delayed delivering possession of any increment of the Accelerated Increment 4 Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for such increment of the Accelerated Increment 4 Space shall be postponed until the date Landlord delivers possession of such increment of the Accelerated Increment 4 Space to Tenant free from occupancy by any party.
Landlord shall use reasonable efforts to deliver each increment of the Accelerated Increment 4 Space to Tenant on the applicable Commencement Date stated above. Tenant acknowledges that Landlord does not guarantee that either increment of the Accelerated Increment 4 Space will be available on the applicable Commencement Date stated above, if the then existing occupants of such increment shall hold over, or delivery is delayed for any other reason beyond Landlord’s reasonable control, and in such event, as Tenant’s sole recourse, the term of the Lease as respects the applicable increment of the Accelerated Increment 4 Space shall not commence until Landlord delivers the same to Tenant; provided, however, that if Landlord shall not deliver either increment of the Accelerated Increment 4 Space to Tenant within ninety (90) days of the applicable Commencement Date stated above, as such ninety (90) day period shall be extended for any delay due to Limited Force Majeure (as defined in Section 4 of the Lease), Tenant shall have the right to terminate its lease of such increment (only) of the Accelerated Increment 4 Space by notice thereof to Landlord given within ten (10) Business Days after the expiration of such ninety (90) day period as so extended.
7.    Staging Premises. The Deletion Date with respect to the portion of the Staging Premises located on the first (1st) floor of the Building (being one and the same as 1 South), as set forth in Section 5.A. of Exhibit F to the Lease, is hereby amended to be May 31, 2014, and the Deletion Date with respect to the portion of the Staging Premises located on the fourth (4th) floor of the Building (including the Additional Staging Premises demised to Tenant pursuant to Paragraph 8 of the First Amendment), as set forth in Section 5.A. of Exhibit F to the Lease as amended by Paragraph 8 of the First Amendment, is hereby amended to be September 30, 2014.
8.    Work Letter Revision. As an additional item of Landlord’s Work pursuant to Section 1.H of the Work Letter (as contained in Paragraph 9.d. of the First Amendment), Landlord shall repair, replace, or install, as reasonably necessary, Building standard window blinds on exterior windows throughout the Premises within a reasonable period after Tenant commences the conduct of business in the applicable portion of the Premises.
9.    Exercise Facility. Section 2.B. (captioned “Exercise Facility”) of the Additional Provisions attached as Exhibit F to the Lease is hereby amended to provide that the Exercise Facility shall be for the exclusive use of Tenant and its on-site employees during such period as the Premises shall be comprised of at least 303,804 rentable square feet of space. In addition, notwithstanding anything to the contrary contained in said Section 2.B., Tenant acknowledges and agrees that if it shall desire any services to be provided to the Exercise Facility (e.g., towel services, exercise classes or programs), Tenant shall separately arrange and pay for such services, and such services and the providers thereof shall be subject to Landlord’s prior approval and the applicable rules and regulations of the Building, including vendor insurance requirements.
10.    Ancillary Sites, Lines and Equipment.

a.    Ancillary Sites, Lines and Equipment. Landlord hereby grants to Tenant and Tenant hereby accepts from Landlord, a non-exclusive license (the “License”) to use the following portions of the Building:

(i) a certain portion of the roof of the Building, as shown on Exhibit B attached hereto, comprising approximately twenty-one (21) square feet (the “HVAC Site”), for purposes of installation,

operation, maintenance and replacement by Tenant at Tenant’s sole expense, of two (2) condenser units approximately three (3) feet by three (3) feet and having a height of no more than forty-one (41) inches;

(ii) a pathway to be designated or approved in writing by Landlord, for purposes of installing such power and refrigerant lines as shall be necessary to interconnect Tenant’s equipment on the HVAC Site with the Premises;

(iii) a certain portion of the roof of the Building, to be designated or approved in writing by Landlord (the “Exhaust Duct Site”), for purposes of installation, operation, maintenance and replacement by Tenant at Tenant’s sole expense, of an exhaust duct end unit; and

(iv) a pathway to be designated or approved in writing by Landlord for purposes of installing exhaust deducting from the cafeteria in the Premises to the roof of the Building,

The above described lines and ducting (collectively the “Lines”) and condenser units, exhaust duct end unit and any replacement, alteration, addition or installation thereof approved by Landlord pursuant to this Paragraph 10 are collectively referred to herein as the “Equipment”. The HVAC Site, the Exhaust Duct Site and the areas of the Building in which the Lines shall be located are collectively referred to herein as the “Ancillary Sites”.

b.    Lease Provisions Applicable. The provisions of the other Sections of the Lease shall apply to the Ancillary Sites and this License (except to the extent inconsistent with the provisions of this Paragraph 10), and any default by Tenant under this Paragraph 10 shall constitute a Default under the Lease for purposes of Section 18 of the Lease. Without limiting the generality of the foregoing, the indemnification, insurance and hold-over provisions of the Lease shall apply in full to Tenant’s License of the Ancillary Sites and Tenant’s installation, operation and maintenance of the Equipment. Notwithstanding the foregoing, Landlord shall not be obligated to provide any utilities to the Ancillary Sites other than electricity, which shall be brought to the submeter described below. The electricity furnished to the Ancillary Sites shall be separately measured by a submeter purchased and installed by Tenant at Tenant’s sole cost and expense. Within thirty (30) days after Landlord’s demand from time to time, Tenant shall pay Landlord the cost of all electric current supplied to the Ancillary Sites, as measured by such submeter, at the applicable electrical rate per kilowatt hour, as reasonably determined by Landlord. Without limiting Section 13 of the Lease, Tenant expressly agrees to indemnify, defend and save harmless Landlord and its officers, agents, servants and employees from and against all loss, costs, penalties, liability, damage and claims of whatever nature arising (or claimed to have arisen) from the installation, maintenance and operation of the Lines or the Equipment, except to the extent arising from the negligence or willful misconduct of Landlord or its agents, servants or employees. In addition to the provisions of Section 13 of the Lease, Landlord shall in no event be liable for any loss or damage to the Equipment, or any interruption of electric current or access to the Equipment, or for any losses or damages (direct, consequential or otherwise) arising out of or in connection with any such interruption or loss or damage to the Equipment, in each case regardless of whether caused by Landlord or its employees or agents, and Tenant shall install, maintain and insure the Equipment in such manner as to protect it against damage and disruption.

c.    Approval, Identification; Specifications.

i. Landlord’s Approvals or Requirements. Landlord’s approval of, or requirements concerning, the Lines, the Equipment or any plans and specifications, contractors and subcontractors for the design or installation thereof, shall not be deemed a waiver of any of the provisions of the Lease, nor a warranty as to the adequacy of the design, workmanship or quality of materials or installation or compliance with applicable laws, orders, rules, regulations, codes, ordinances and other legal requirements (collectively, “Legal Requirements”), and Landlord shall have no responsibility or liability for the same. Landlord shall have no responsibility for any deficiencies in drawings submitted by Tenant for approval by Landlord or any failure of such drawings to reflect actual conditions (concealed or apparent) at the Building, including without limitation any failure of the drawings to reflect existing equipment, walls or other facilities. In the case any such drawings are deficient, Landlord may require that Tenant stop the installation work and revise the drawings. Any matters not specifically reflected in the drawings (including for example, but not limited to, the height of any proposed wall penetration or the height at which the Lines will be run) shall be subject to Landlord’s prior written approval, which may be withheld in Landlord’s reasonable discretion.

ii. Identification. Upon Landlord’s request, Tenant shall cause Tenant’s personnel or contractor(s) to clearly mark (including any color coding required by the Building) each conduit, cable, wire and piece of equipment comprising the Lines with the License number assigned by the Building management and the starting point and the destination of such conduit, cable or wire (e.g. “No. ___________, Basement to Floor __”), and shall place such identification tags in each closet, if any, that the Lines pass through, on each horizontal run of the Lines, and on each item of equipment that is part of the Lines.

iii. Line Specifications. All Lines and the installation thereof shall comply with the reasonable specifications and requirements established by Landlord from time to time.

d.    Impositions; Charges. Tenant shall be responsible for and promptly pay all additional real and personal property taxes, assessments, charges, fees or other governmental impositions levied or assessed on the Building, the Property, Landlord or Tenant due to the Equipment or the construction, operation or removal thereof. In addition, Tenant shall pay to Landlord within thirty (30) days after demand, all third party costs and expenses of Landlord in connection with Landlord’s review of plans and specifications for the Equipment.

e.    Installation Plans. Tenant shall submit to Landlord detailed plans and specifications for the Equipment and any subsequent modification or replacement of the Equipment. Tenant shall not commence any installation of the Equipment or any such modification or replacement until such plans and specifications have been approved in writing by Landlord (which approval may be withheld in Landlord’s reasonable discretion) and Tenant shall have submitted such evidence as Landlord shall reasonably require evidencing that Tenant has obtained all necessary governmental approvals and permits for installation and operation of the Equipment. Landlord shall have no responsibility for, and Tenant holds Landlord harmless from, any failure of Tenant’s Equipment to function properly notwithstanding the fact that Landlord may have approved plans and specifications therefor. Tenant shall keep the Ancillary Sites and the Property free from any liens arising out of any work performed, materials furnished or obligations incurred with respect to the Equipment. Tenant shall install, maintain and operate the Equipment in a safe manner that shall not overburden or otherwise adversely affect any walls, floors, ceilings or any other structural or nonstructural elements in the Building or the electrical system therein. Tenant shall give Landlord not less than ten (10) days prior written notice of the commencement of any construction or installation under this Paragraph 10. If required by Landlord, Tenant shall obtain opinions from engineers reasonably acceptable to Landlord (or at Landlord’s reasonable discretion, shall reimburse Landlord’s costs for obtaining such opinions directly) stating that the Lines and Work to be done with respect thereto will not adversely affect other lines or equipment at the Building, the Building systems and equipment (including without limitation, electrical, heating, ventilating, air-conditioning, plumbing, alarm and fire protection), or the Building structure. At all times during the term of the Lease, Tenant shall maintain with Landlord a current and complete record of all Tenant’s Lines in the Building.

f.    Use; Compliance With Law. Tenant agrees that Tenant shall not sell the services of the Equipment, or otherwise use the Equipment to provide services to any party other than Tenant and its employees or to any other location other than the Premises. Landlord makes no representation that Tenant’s contemplated use of the Lines or the Ancillary Sites will comply with applicable Legal Requirements. Tenant, at Tenant’s sole expense, shall comply with all Legal Requirements regarding the installation, construction, operation and maintenance of the Equipment, and shall be solely responsible for obtaining and shall obtain and keep in force all permits, licenses and approvals necessary for operation of the Equipment (provided that in doing so Tenant shall not adversely affect Landlord or impair in any way Landlord’s current and permitted use of the Building). If at any time during the term of the License such permits or approvals shall expire and are not renewed within thirty (30) days after the expiration thereof, or if applicable Legal Requirements shall otherwise not permit the Equipment to remain or be operated on the Ancillary Sites, or if there shall be any release of Hazardous Materials upon the Ancillary Sites or any other portion of the Property (or upon adjacent lands) arising out of or in connection with the Equipment, Tenant shall promptly remove the Equipment in accordance with the provisions set forth below applicable to Tenant’s removal of the Equipment upon the expiration or earlier termination of the Lease.

Tenant shall not use any portion of the Ancillary Sites for the storage, generation or handling of Hazardous Materials without the express written prior consent of Landlord (which consent may be withheld by Landlord in its sole discretion), and then only to the extent that the presence of the Hazardous Materials is (i) properly licensed and approved by all appropriate governmental officials and in accordance with all applicable Legal Requirements and (ii) in compliance with any terms and conditions stated in said prior written approval by Landlord. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations, notice of responsibility or demand for action from any federal, state or local authority or official in connection with the presence of Hazardous Materials in or about the Ancillary Sites or any other portion of the Property. In the event of any release of Hazardous Materials upon the Ancillary Sites or any other portion of the Property, or upon adjacent lands, if caused by Tenant or Tenant’s agents, employees, contractors, licensees or invitees, Tenant shall promptly remedy the problem in accordance with all applicable Legal Requirements. The provisions of Sections 5 and 9 of the Lease shall fully apply to Tenant’s use of the Ancillary Sites and the installation, maintenance and operation of the Equipment.

g.    Interference by Equipment. Tenant shall not use the Ancillary Sites or the Lines so as to interfere in any way with the ability of tenants or other occupants of the Building or occupants of other properties to receive or transmit radio, television, telephone, computer, data processing, fiber optic, microwave, short-wave, long-wave or other signals of any sort, nor so as to interfere with the use by Landlord or such other tenants or occupants of electric, computer, electronic, fiber optic or other facilities, equipment, appliances, personal property or fixtures, nor so as to interfere in any way with the use of any antennas, satellite dishes or other equipment or facilities currently or hereafter located on the roof or any other floor or area of the Building or other properties. If the operation of the Equipment interferes with any such items, then immediately following written notice from Landlord to Tenant of such interference, Tenant shall eliminate such interference. If Tenant is unable to promptly eliminate such interference, Tenant shall immediately cease operation of the interfering Equipment and remove the interfering Equipment from the Ancillary Sites pursuant to Paragraph 10.h. below. Landlord shall reasonably cooperate in relocating the Equipment on the Ancillary Sites to a new location in or on the Building, if available, where such interference is not likely to be experienced, which relocation shall be at Tenant’s sole expense.

h.    Removal of Equipment. The Equipment shall be and remain Tenant’s property throughout the term of the Lease. Upon the expiration or any sooner termination of the License, or if Tenant fails to perform any of its obligations under this Paragraph 10 and such failure continues for ten (10) days after written notice thereof from Landlord (or if the failure cannot by its nature be cured within the 10-day period, if Tenant fails to commence to cure such failure within the 10-day period and thereafter diligently prosecute such cure to completion), or if Tenant is required to remove the Equipment pursuant to Paragraph 10.g. or by any governmental agency having jurisdiction over the Equipment, Tenant shall at its expense remove all of the Equipment from the Ancillary Sites and restore any damage caused by the installation or removal. Without limitation, Tenant’s removal obligation shall include removal of all associated power, removal of copper refrigerant lines, patching of any penetrations, and removal of refrigeration equipment (e.g., condensers and heat pumps on floor 2), unless Landlord shall expressly waive such obligation in writing.

i.    Access to Ancillary Sites. Subject to the notice requirements hereinafter set forth, Tenant shall have the right, at Tenant’s sole cost and expense, to enter upon the Ancillary Sites to construct, install, operate and maintain the Equipment on the Ancillary Sites until the License terminates. Tenant may access the Ancillary Sites and perform construction work therein in accordance with the plans and specifications approved by Landlord pursuant to Paragraph 10.e. above. Tenant may have access to the Ancillary Sites for normal repairs during Business Hours upon not less than twenty-four (24) hours’ prior telephone notice to the Building manager (or such other representative of Landlord as may be designated by Landlord from time to time by notice to Tenant) during Business Hours, and otherwise in accordance with the rules and procedures (including scheduling requirements) of the Building as in effect from time to time for such access and work. A representative of Landlord shall be entitled to be present any time Tenant wishes to access the Ancillary Sites, and Tenant shall not access the Ancillary Sites any at time without such representative unless Landlord shall have expressly waived such requirement in writing. Landlord may allow access to the Ancillary Sites to any persons who show evidence which, in the reasonable judgment of Landlord, appears to constitute authorization by Tenant or by any other tenant granted rights by Landlord to install, operate and/or maintain facilities or equipment of any kind in such areas of the Building, or by any representative or agent of Landlord for such access. Tenant shall pay Landlord’s charges for monitoring or supervising Tenant’s activities in connection with the License granted hereunder by any of Landlord’s administrative, engineering, security or other personnel, which shall be billed to Tenant at the hourly standard rates for such services, as established from time to time by Landlord, and shall be payable by Tenant within thirty (30) days of such billing.

j.    Landlord’s Liability. Landlord shall have no obligation to design, install, construct, use, operate, maintain, repair, replace or remove Tenant’s Equipment nor any other responsibility or liability in connection therewith or the operations thereof.

k.    Repair. Tenant acknowledges and agrees that Tenant accepts the Ancillary Sites in their “as-is” condition, and that Tenant at its own expense shall make any alterations necessary to make such sites suitable for Tenant’s purposes thereon, subject to Landlord’s approval rights set forth above. Tenant, at Tenant’s sole cost and expense, shall keep the Ancillary Sites in good, safe condition and repair. Landlord makes no representations respecting the condition of the Ancillary Sites or their suitability for operation of the Equipment. Landlord shall use its good faith efforts to perform any repairs to or about the Ancillary Sites to be performed in such manner as shall not require Tenant to remove Tenant’s Equipment from the Ancillary Sites, but Landlord, on reasonable advance notice to Tenant, may require Tenant to temporarily remove Tenant’s Equipment from the Ancillary Sites if the same is reasonably required in order to allow Landlord to perform the repairs. Such removal and the reinstallation of the Equipment shall be at Tenant’s sole cost and expense. Tenant acknowledges that during any such removal period the Equipment will be unavailable for Tenant’s use

l.    Relocation of Ancillary Sites. Upon no less than thirty (30) days’ prior written notice to Tenant, Landlord may require Tenant to relocate the Ancillary Sites (or any of them) to another location in or on the Building which does not have a material adverse effect on the reception or other functioning of the Equipment. All work necessary to move the Equipment applicable to the Ancillary Sites shall be performed by Tenant at Tenant’s expense, including the expense of complying with all Legal Requirements regarding the installation of the Equipment in the new locations. Tenant acknowledges that during any such relocation the Equipment will be unavailable for Tenant’s use.

m.    Damage or Destruction; Eminent Domain. A fire or other casualty or a taking affecting the Ancillary Sites or the Equipment shall not affect the obligations of Tenant under the Lease, and the Lease shall remain in full force and effect, without any abatement of any amounts payable to Landlord hereunder; provided, however, that the foregoing shall not supersede the provisions of Section 16 or 17 of the Lease which are applicable where the fire or other casualty, or the taking, effects other portions of the Premises or the Building. Landlord shall be entitled to all compensation, damages, income, rent awards and interest thereon whatsoever which may be paid or made in connection with any taking of the Ancillary Sites, and Tenant shall have no claim against Landlord or any governmental authority for the value of any unexpired term of its rights under this Paragraph 10; provided, however, that the foregoing shall not prohibit Tenant from prosecuting a separate claim against the taking authority for an amount separately designated for the Equipment, so long as any award to Tenant will not reduce the award to Landlord.

n.    Security. The parties acknowledge that safety and security devices, services and programs provided by Landlord at the Building (including without limitation, any such devices and programs affecting the Ancillary Sites), if any, may not prevent theft or other criminal acts, or ensure safety of persons or property or limit access. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by any party, is assumed by Tenant with respect to Tenant’s property and interests (including without limitation the Lines), Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, and, without limiting the provisions of Section 13 of the Lease, Tenant releases Landlord and the Landlord Related Parties from any liability for or in connection with such acts and losses. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by any Legal Requirement.

o.    Term of the License. The term of the License shall commence on the date on which Landlord shall deliver possession of the Ancillary Sites to Tenant, and shall continue through the expiration or the earlier termination of the Lease.

p.    Fee. Tenant shall not be required to pay a fee for the License.

q.     Survival. The indemnities granted by Tenant in this Paragraph 10 shall survive the expiration or earlier termination of the Lease.

11.    Real Estate Brokers. Tenant represents and warrants to Landlord that it has negotiated this Amendment directly with Jones Lang LaSalle, acting on behalf of Landlord, and Washington Partners, Inc., acting on behalf of Tenant, and that Tenant has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Amendment. Tenant shall hold Landlord harmless from and indemnify and defend Landlord against any and all claims by any real estate broker or salesman other than the foregoing brokers for a commission, finder’s fee or other compensation as a result of having dealt with Tenant in connection with Tenant’s entering into this Amendment. Landlord shall pay any commissions payable to the aforesaid named brokers by reason of this Amendment pursuant to separate agreement(s), and Landlord shall hold Tenant harmless from and indemnify and defend Tenant against any and all claims by reason of Landlord’s failure to pay such commissions, and against any and all claims by any other real estate broker that Landlord has authorized or employed, or acted by implication to authorize or to employ, to act for Landlord in connection with this Amendment.
12.    No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to amend the Lease or a reservation of or option to amend the Lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.
13.    Authority. Tenant hereby represents and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Real Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and to perform all Tenant’s obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.
14.    Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this document as of the date and year first above written.

EXHIBIT A-4

OUTLINE AND LOCATION OF 4TH FLOOR ADDITIONAL PREMISES

EXHIBIT B

OUTLINE AND LOCATION OF HVAC SITE

EXHIBIT C

LEGAL DESCRIPTION OF THE LAND

This Exhibit is attached to and made a part of the Lease by and between SRI-WR ELLIOTT AVENUE LLC, a Delaware limited liability company ("Landlord"), and ZULILY, INC., a Delaware corporation ("Tenant"), for space in the Building located at 2601 Elliott Avenue, Seattle, Washington.

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF WASHINGTON, COUNTY OF KING, AND IS DESCRIBED AS FOLLOWS:

BLOCKS 7 AND 12 OF THE PORTION OF THE TOWN OF SEATTLE, AS LAID OUT ON THE LAND CLAIM OF WILLIAM H. BELL AND THE NORTHWESTERN EXTREMITY OF THE CLAIM OF A.A. DENNY (COMMONLY KNOWN AS BELL AND DENNY'S ADDITION TO THE CITY OF SEATTLE), AS PER PLAT RECORDED IN VOLUME 1 OF PLATS, PAGE 29,·RECORDS OF KING COUNTY;

EXCEPT THAT PORTION THEREOF LYING WITHIN SUPPLEMENTAL PLAT OF SEATTLE TIDE LANDS;

TOGETHER WITH BLOCKS 169B AND 169C OF THE SUPPLEMENTAL PLAT OF SEATTLE TIDE LANDS, AS SHOWN ON THE OFFICIAL MAPS OF SEATTLE TIDE LANDS ON FILE IN THE OFFICE OF THE COMMISSIONER OF PUBLIC LANDS AT OLYMPIA, WASHINGTON;

AND TOGETHER WITH THAT PORTION OF VACATED CEDAR STREET ADJOINING, AS VACATED UNDER CITY OF SEATTLE ORDINANCE NO. 90532 WHICH, UPON VACATION, ATTACHES TO SAID PROPERTY BY OPERATION OF LAW;

AND TOGETHER WITH THAT PORTION OF VACATED ALASKAN WAY ADJOINING, AS VACATED UNDER CITY OF SEATTLE ORDINANCE NO. 109009 WHICH, UPON VACATION, ATTACHES TO SAID PROPERTY BY OPERATION OF LAW;

SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.

AND

[note: following is legal for the portion of the Land on which the Garage is located]

LOTS 1, 2, 3 AND 4 IN BLOCK 8 OF THE PORTION OF THE TOWN OF SEATTLE, AS LAID OUT ON THE CLAIM OF WILLIAM H. BELL AND THE NORTHWESTERN EXTREMITY OF THE CLAIM OF A.A. DENNY (COMMONLY KNOWN AS BELL AND DENNY'S ADDITION TO THE CITY OF SEATTLE), AS PER PLAT RECORDED IN VOLUME 1 OF PLATS, PAGE 29, RECORDS OF KING COUNTY;

SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.

LANDLORD ACKNOWLEDGMENT

LIMITED LIABILITY COMPANY

STATE OF _____________    )

)    ss.

COUNTY OF ___________    )

On this the ___ day of _____, 2014, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared _____________________________________ known to me to be _____________________ of SRI-WR ELLIOTT AVENUE LLC,, one of the parties described in the foregoing instrument, and acknowledged that as such ______________, being authorized so to do, (s)he executed the foregoing instrument on behalf of said limited liability company as a free and voluntary act, and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

_______________________________

Printed Name

_______________________________

Residing at:    __________________

My Commission Expires:    __________

TENANT ACKNOWLEDGMENT

Corporation

STATE OF WASHINGTON    )

)    ss.

COUNTY OF KING    )

On this the ___ day of ______________, 2014, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared _______________________ known to me to be _____________________ of ZULILY, INC., one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

ACKNOWLEDGMENT

State of California
County of San Francisco)

On March 27, 2014 before me, Shanee Cook--------------------------
(insert name and title of the officer)

personally appeared James A. Pierre---,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

SHANEE COOK
Commission # 2003047
Notary Public - California
San Francisco County
My Comm. Expires Jan 5, 2017

Signature [signature] (Seal)

SCHEDULE 1

BASE RENT FOR THE 4TH FLOOR ADDITIONAL PREMISES

PERIOD	BASE RENT PER ANNUM (RSF)	MONTHLY BASE RENT

1/1/15 - 1/31/15	$23.50	$44,865.42
2/1/15 - 1/31/16	$24.50	$46,774.58
2/1/16 - 1/31/17	$25.50	$48,683.75
2/1/17 - 1/31/18	$26.50	$50,592.92
2/1/18 - 1/31/19	$27.50	$52,502.08
2/1/19 - 1/31/20	$28.50	$54,411.25
2/1/20 - 1/31/21	$29.50	$56,320.42
2/1/21 - 1/31/22	$30.50	$58,229.58
2/1/22 - 1/31/23	$31.50	$60,138.75
2/1/23 -Termination Date	$32.50	$62,047.92

BASE RENT FOR THE EXISTING PREMISES:

BASE RENT FOR 2ND FLOOR ADDITIONAL PREMISES (AS DEFINED IN THE FIRST AMENDMENT)

PERIOD	BASE RENT PER ANNUM (RSF)	MONTHLY BASE RENT

1/15/14 - 1/31/15	$23.50	$42,912.96
2/1/15 - 1/31/16	$24.50	$44,739.04
2/1/16 - 1/31/17	$25.50	$46,565.13
2/1/17 - 1/31/18	$26.50	$48,391.21
2/1/18 - 1/31/19	$27.50	$50,217.29
2/1/19 - 1/31/20	$28.50	$52,043.38
2/1/20 - 1/31/21	$29.50	$53,869.46
2/1/21 - 1/31/22	$30.50	$55,695.54
2/1/22 - 1/31/23	$31.50	$57,521.63
2/1/23 -Termination Date	$32.50	$59,347.71

BASE RENT FOR 3RD FLOOR ADDITIONAL PREMISES (AS DEFINED IN THE FIRST AMENDMENT)

PERIOD	BASE RENT PER ANNUM (RSF)	MONTHLY BASE RENT

6/1/14 - 1/31/15	$23.50	$44,855.63
2/1/15 - 1/31/16	$24.50	$46,764.38
2/1/16 - 1/31/17	$25.50	$48,673.13
2/1/17 - 1/31/18	$26.50	$50,581.88
2/1/18 - 1/31/19	$27.50	$52,490.63
2/1/19 - 1/31/20	$28.50	$54,399.38
2/1/20 - 1/31/21	$29.50	$56,308.13
2/1/21 - 1/31/22	$30.50	$58,216.88
2/1/22 - 1/31/23	$31.50	$60,125.63
2/1/23 -Termination Date	$32.50	$62,034.38

BASE RENT FOR THE EXISTING PREMISES (CONTINUED):
INCREMENT 1

PERIOD	BASE RENT PER ANNUM (RSF)	MONTHLY BASE RENT
*Rent Commencement Date - 6/30/14	$23.50	$34,962.13 (based on 17,853 rsf)
7/1/14 - 1/31/15	$23.50	$200,889.75 (based on 102,582 rsf)
2/1/15 - 1/31/16	$24.50	$209,438.25
2/1/16 - 1/31/17	$25.50	$217,986.75
2/1/17 - 1/31/18	$26.50	$226,535.25
2/1/18 - 1/31/19	$27.50	$235,083.75
2/1/19 - 1/31/20	$28.50	$243,632.25
2/1/20 - 1/31/21	$29.50	$252,180.75
2/1/21 - 1/31/22	$30.50	$260,729.25
2/1/22 - 1/31/23	$31.50	$269,277.75
2/1/23 -Termination Date	$32.50	$277,826.25

*During the period from the Increment 1 Rent Commencement Date through June 30, 2014, Base Rent shall be payable for Increment 1 based on 17,853 rentable square feet, notwithstanding that Increment 1 consists of 102,582 rentable square feet.

INCREMENT 2

PERIOD	BASE RENT PER ANNUM (RSF)	MONTHLY BASE RENT
*Rent Commencement Date - 6/30/14 7/1/14 – 1/31/15	$23.50 $23.50	$30,222.96 (based on 15,433 rsf) $113,726.29 (based on 58,073 rsf)
2/1/15 - 1/31/16	$24.50	$118,565.71
2/1/16 - 1/31/17	$25.50	$123,405.13
2/1/17 - 1/31/18	$26.50	$128,244.54
2/1/18 - 1/31/19	$27.50	$133,083.96
2/1/19 - 1/31/20	$28.50	$137,923.38
2/1/20 - 1/31/21	$29.50	$142,762.79
2/1/21 - 1/31/22	$30.50	$147,602.21
2/1/22 - 1/31/23 2/1/23 - Termination Date	$31.50 $32.50	$152,441.63 $157,281.04

*During the period from the Increment 2 Rent Commencement Date through June 30, 2014, Base Rent shall be payable for Increment 2 based on 15,433 rentable square feet, notwithstanding that Increment 2 consists of 58,073 rentable square feet.

BASE RENT FOR THE EXISTING PREMISES (CONTINUED):
INCREMENT 3

PERIOD	BASE RENT PER ANNUM (RSF)	MONTHLY BASE RENT
Rent Commencement Date - 1/31/15	$23.50	$37,899.63
2/1/15 - 1/31/16	$24.50	$39,512.38
2/1/16 - 1/31/17	$25.50	$41,125.13
2/1/17 - 1/31/18	$26.50	$42,737.88
2/1/18 - 1/31/19	$27.50	$44,350.63
2/1/19 - 1/31/20	$28.50	$45,963.38
2/1/20 - 1/31/21	$29.50	$47,576.13
2/1/21 - 1/31/22	$30.50	$49,188.88
2/1/22 - 1/31/23	$31.50	$50,801.63
2/1/23-Termination Date	$32.50	$52,414.38

1 SOUTH

PERIOD	BASE RENT PER ANNUM (RSF)	MONTHLY BASE RENT
Rent Commencement Date - 1/31/15	$23.50	$37,325.83
2/1/15 - 1/31/16 2/1/16 - 1/31/17 2/1/17 - 1/31/18	$24.50 $25.50 $26.50	$38,914.17 $40,502.50 $42,090.83
2/1/18 - 1/31/19	$27.50	$43,679.17
2/1/19 - 1/31/20	$28.50	$45,267.50
2/1/20 - 1/31/21	$29.50	$46,855.83
2/1/21 - 1/31/22	$30.50	$48,444.17
2/1/22 - 1/31/23	$31.50	$50,032.50
2/1/23 - Termination Date	$32.50	$51,620.83

4 NORTH

PERIOD	BASE RENT PER ANNUM (RSF)	MONTHLY BASE RENT
Rent Commencement Date - 1/31/15	$23.50	$72,474.00
2/1/15 - 1/31/16 2/1/16 - 1/31/17 2/1/17 - 1/31/18	$24.50 $25.50 $26.50	$75,558.00 $78,642.00 $81,726.00
2/1/18 - 1/31/19	$27.50	$84,810.00
2/1/19 - 1/31/20	$28.50	$87,894.00
2/1/20 - 1/31/21	$29.50	$90,978.00
2/1/21 - 1/31/22	$30.50	$94,062.00
2/1/22 - 1/31/23	$31.50	$97,146.00
2/1/23 - Termination Date	$32.50	$100,230.00

SCHEDULE 2
TENANT’S PRO RATA SHARE

4th Floor Additional Premises: 6.74%
Existing Premises:
2nd Floor Additional Premises (as defined in the First Amendment): 6.45%
3rd Floor Additional Premises (as defined in the First Amendment): 6.74%
Balance of the Existing Premises (as per the table below):

Increment	Floor(s)	Tenant’s Pro Rata Share	Cumulative Tenant’s Pro Rata Share

1	1 North 2 North 3 North	12.54% 12.40% 5.25%	30.19%
2	Ground	17.09%	47.28%
3	3 Center	5.70%	52.98%
4	1 South 4 North	5.61% 10.89%	58.59% 69.48%

SCHEDULE 3
PREMISES

Premises	Commencement Date	Rent Commencement Date	Floor(s)	Rentable Square Footage	Cumulative Rentable Square Footage

Increment 1	9/15/2013	1/15/2014	1 North 2 North 3 North	42,620 42,109 17,853	102,582
Expansion 2nd Floor	9/15/2013	1/15/2014	2 South	21,913	124,495
Increment 2	1/15/2014	5/15/2014	Ground	58,073	182,568
Increment 3	3/1/2014	6/1/2014	3 Center	19,353	201,921
Expansion 3rd Floor	3/1/2014	6/1/2014	3 South	22,905	224,826
Increment 4A	6/1/2014	9/1/2014	1 South	19,060	243,886
Increment 4B	10/1/2014	1/1/2015	4 North	37,008	280,894
Expansion 4th Floor	10/1/2014	1/1/2015	4 South	22,910	303,804